UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2021

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 6, 2021, DigitalBridge Group, Inc., a Maryland corporation (the "Company"), through DigitalBridge Operating Company, LLC (the "Seller"), entered into a Purchase and Sale Agreement (the "Agreement") with CWP Bidco LP, an entity affiliated with Highgate Capital Investments and Aurora Health Network LLC (the "Buyer"), under which the Buyer has agreed to buy one hundred percent of the issued and outstanding membership interests of NRF Holdco, LLC (“NRF”), for an aggregate purchase price of approximately $281,016,686.00 (the “Purchase Price”) subject to the terms and conditions of the Agreement (the “Sale”). In addition, there are anticipated to be cash distributions of approximately $35 million in the aggregate from NRF and its subsidiaries to Seller prior to the closing of the transaction (the “Closing”). The Purchase Price will be comprised of approximately $190,708,343.00 in cash ($12,500,000 of which the Buyer placed into escrow (the “Deposit”)), and the issuance at the Closing of an unsecured promissory note from the Buyer to the Seller having a principal balance of approximately $90,308,343.00, subject to adjustment as described below (the “Seller Note”). The Seller Note will have a per annum interest rate of (i) 6.50% at all times prior to the second anniversary of the Closing and (ii) 8.50% at all times on or following the second anniversary of the Closing. The Seller Note includes mandatory prepayments based on certain events and actions of the Buyer and its subsidiaries and may include a premium upon prepayment or repayment in full. The Seller Note will mature on the fifth anniversary of the Closing, subject to certain mandatory prepayment obligations following the occurrence of an Event of Default (as defined in the Seller Note). The Purchase Price will be adjusted for certain amounts contributed to, or distributed from, NRF and its subsidiaries prior to the Closing, with any adjustment applied pro rata to the cash purchase price and the principal amount of the Seller Note.

The parties’ obligations to consummate the Sale are subject to customary closing conditions, including certain third-party consents. There is no financing condition to closing the Sale. The parties to the Agreement have each made customary representations and warranties and covenants in the Agreement.

Pursuant to the Agreement, at the Closing the parties will enter into a customary transition services agreement pursuant to which each party will provide the other with certain mutually agreed upon transition services. Such agreed-upon services will generally be provided for a period of six months following the Closing.

Each of the Seller and the Buyer may terminate the Agreement if (i) the parties agree by mutual written consent to terminate the Agreement, (ii) there is in effect any law or judgment which has become final and non-appealable and which restrains, prohibits or prevents the consummation of the Sale, (iii) the Closing has not occurred on or prior to January 31, 2022 (subject to extension to April 30, 2022 if the parties are still pursuing outstanding required consents listed in the Agreement), or (iv) the other party has breached its representations and warranties or covenants, subject to customary materiality qualifications and abilities to cure. In addition, the Buyer may terminate the Agreement at any time, for any reason or no reason, provided that the Buyer simultaneously instructs the escrow agent to release the Deposit to the Seller. In the event the Agreement is terminated by the Buyer as a result of a breach by the Seller of its representations and warranties and covenants under the Agreement, within one business day after such termination the parties will cause the escrow agent to release the Deposit to the Buyer. In the event the Agreement is terminated by the Seller as a result of a breach by the Buyer of its representations and warranties and covenants under the Agreement, within one business day after such termination the parties will cause the escrow agent to release the Deposit to the Seller.

The Company currently expects the Sale to be completed in early 2022; however, there is no assurance that the Sale will close in the timeframe contemplated or on the terms anticipated, if at all.

The foregoing description of the Agreement and the Seller Note does not purport to be complete and is qualified in its entirety by reference to the Agreement (and the form of Seller Note attached as an exhibit thereto), a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Statement regarding Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Seller will complete the Sale within the timeframe anticipated or at all, including the Seller’s ability to obtain any necessary third-party approvals to consummate the Sale, whether the Company will realize any of the anticipated benefits from the Sale, the timing and pace of the Company’s digital transformation, including the Company’s ability to rotate the balance sheet and redeploy capital into digital infrastructure, whether the Company will realize any of the anticipated benefits of such transformation, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this current report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated September 6, 2021, between DigitalBridge Operating Company, LLC and CWP Bidco LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 9, 2021	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer